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                                                                 EXHIBIT (17)(F)

                                POWER OF ATTORNEY

        We, the undersigned officers and Trustees of Worldwide Health Sciences Portfolio, a New York trust, do hereby severally constitute and appoint Alan R. Dynner, James B. Hawkes and Eric G. Woodbury, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Eaton Vance Growth Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

        IN WITNESS WHEREOF we have hereunto set our hands, in Hamilton, Bermuda, on the dates set opposite our respective signatures.


        Signature                       Title                       Date
        ---------                       -----                       ----

/s/ James B. Hawkes           President, Principal
--------------------------      Executive Officer and
James B. Hawkes                 Trustee                        February 14, 1997

    James L. O'Connor*        Treasurer and Principal
--------------------------      Financial and
James L. O'Connor               Accounting Officer             February 14, 1997

/s/ Donald R. Dwight          Trustee                          February 14, 1997
--------------------------
Donald R. Dwight

/s/ Samuel L. Hayes, III      Trustee                          February 14, 1997
--------------------------
Samuel L. Hayes, III

--------------------------    Trustee                          February 14, 1997
Norton H. Reamer

/s/ John L. Thorndike         Trustee                          February 14, 1997
--------------------------
John L. Thorndike

/s/ Jack L. Treynor           Trustee                          February 14, 1997
--------------------------
Jack L. Treynor